Exhibit 23

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-18979), Form S-8 (File No. 33-38488), Form S-8 (File No. 33-78868), Form S-8 (File No. 33-89214), Form S-8 (File No. 33-65443), Form S-8 (File No. 333-74825), and Form S-8 (File No. 333-75312) of Meridian Bioscience, Inc. of our report dated November 8, 2002, except for Note 11, as to which the date is September 24, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 8-K.

PricewaterhouseCoopers LLP

Cincinnati, Ohio
September 24, 2003

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